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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934


Date of Report:  February 17, 1998
(Date of earliest event reported)


JOHN DEERE CAPITAL CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-6458
(Commission File Number)

36-2386361
(IRS Employer Identification No.)

Suite 600
First Interstate Bank Building
1 East First Street
Reno, Nevada  89501
(Address of principal executive offices and zip code)

(702) 786-5527
(Registrant's telephone number, including area code)

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(Former name or former address, if changed since last report.)


Page 1 of 4 pages.
The Exhibit Index appears at Page 4.




















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Item 5.     Other Information Events.


John Deere Capital Corporation

The following is disclosed on behalf of the company's United
States credit subsidiary, John Deere Capital Corporation, in connection with the disclosure requirements of programs providing for the issuance of debt securities:

John Deere Capital Corporation's net income was $30.6 million in the first quarter of 1998 compared with $29.7 million last year. First quarter results reflect higher income from a larger average receivable and lease portfolio, partially offset by higher operating expenses, lower securitization and servicing fee income, and narrower financing spreads. The average balance of receivables and leases financed was 11 percent higher for the quarter compared with a year ago.

     Net receivables and leases financed by John Deere Capital Corporation were $6.468 billion at January 31, 1998 compared with $5.788 billion one year ago. The increase resulted from acquisitions exceeding collections, partially offset by retail note sales. Net receivables and leases administered, which include receivables previously securitized and sold, totaled $7.482 billion at January 31, 1998 compared with $6.757 billion at January 31, 1997. Receivable and lease acquisition volumes increased 4 percent during the first quarter compared with last year.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)     Exhibits

               (99) Press release and additional information of Deere & Company.


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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                              JOHN DEERE CAPITAL CORPORATION



                              By:     /s/ Frank S. Cottrell
                                     ----------------------------
                                     Frank S. Cottrell, Secretary


Dated:  February 17, 1998
















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Exhibit Index



                                                      Sequential
Number and Description of Exhibit                     Page Number


(99)  Press release and additional information of         --
      Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated February 17, 1998, file number 1-4121).



















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